EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350
AND EXCHANGE ACT RULE 13a-14(b)

    Solely for the purposes of complying with 18 U.S.C. ss.1350 and Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), I, the undersigned President and Chief Executive Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

_/s/Sachin S. Lawande    __
Sachin S. Lawande

October 22, 2026